UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

December 23, 2025

Date of Report (Date of earliest event reported)

IMMERSION CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-38334	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2999 N.E. 191st Street, Suite 610, Aventura, FL 33180

(Address of principal executive offices and zip code)

(408) 467-1900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IMMR	The Nasdaq Global Market
Series C Junior Participating Preferred Stock Purchase Rights

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 23, 2025, Immersion Corporation (the “Company” or “Immersion”) received written notice (the “10-Q Nasdaq Notification Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it did not timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2025 (the “Q2 Form 10-Q”). As previously disclosed, on August 20, 2025, the Company received written notice (the “10-K Nasdaq Notification Letter”) from Nasdaq notifying the Company that it did not timely file its Annual Report on Form 10-K for the fiscal year ended April 30, 2025 (the “Form 10-K”), and on September 29, 2025, the Company received written notice from Nasdaq notifying the Company that it did not timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2025 (the “Q1 Form 10-Q”). The Q1 Form 10-Q, the Q2 Form 10-Q and the Form 10-K are required to be filed for continued listing on Nasdaq pursuant to Nasdaq Listing Rule 5250(c)(1). Under Nasdaq rules, the Company has to submit to Nasdaq by no later than January 7, 2026 an update to its original plan to regain compliance with Nasdaq Listing Rule 5250(c)(1) which was previously submitted to Nasdaq on October 20, 2025.

As previously reported on the Company’s Notification of Late Filings on Form 12b-25, filed with the Securities and Exchange Commission (the “SEC”) on July 30, 2025, September 16, 2025 and December 16, 2025, Immersion and Barnes & Noble Education, Inc. (“BNED”), a consolidated subsidiary of the Company, were conducting audit committee investigations that will result in the restatement of previously-issued financial information (the “Restatement”). As a result of the investigations by the Immersion and BNED audit committees and the Company’s work with respect to the Restatement, management was unable to complete the Company’s financial reporting process and preparation of its financial statements for the fiscal quarters ended July 31, 2025 and October 31, 2025, and the fiscal year ended April 30, 2025. The Company is working diligently to complete the necessary work to file the Q1 Form 10-Q, the Q2 Form 10-Q and the Form 10-K as soon as practicable to regain compliance with Nasdaq Listing Rule 5250(c)(1), but the Company’s ability to file the Q1 Form 10-Q, the Q2 Form 10-Q and the Form 10-K remains subject to the consolidation of BNED’s financial information.

The Company’s common stock will continue to be listed and traded on Nasdaq prior to the submission of the update to the plan of compliance, subject to its compliance with the other Nasdaq continued listing requirements.

A press release, dated December 26, 2025, disclosing the Company’s receipt of the 10-Q Nasdaq Notification Letter referenced above is attached hereto as Exhibit 99.1.

Forward-Looking Statements

Certain statements made in this report constitute forward-looking statements within the meaning of the federal securities laws. All statements contained in this report that do not relate to matters of historical fact should be considered forward-looking statements. For example, forward-looking statements include, without limitation, statements regarding the Company’s anticipated filing of its Form 10-K, Q1 Form 10-Q and Q2 Form 10-Q. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees and are subject to risks described from time to time in the Company’s periodic filings with the SEC. The forward-looking statements included in this report are made only as of the date of this report, and, unless otherwise required by applicable law, the Company assumes no obligation to update any forward-looking statements, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)
Exhibits.

Exhibit No.	Description
99.1	Press Release, dated December 26, 2025.
104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date:	December 29, 2025	By:	/s/ J. Michael Dodson
		Name:	J. Michael Dodson
		Title:	Chief Financial Officer